Exhibit 99.1
FOR IMMEDIATE RELEASE    Ref: 20-21
Contact:    Brendan Maiorana
      Executive Vice President, Finance
      brendan.maiorana@highwoods.com
      919-872-4924

Highwoods Announces Tender Offer for Up to $100,000,000 Outstanding 3.20% Notes due 2021
______________________

RALEIGH, NC - July 30, 2020 - Highwoods Properties, Inc. (NYSE:HIW) (the “Company”) announced today that Highwoods Realty Limited Partnership, the operating partnership through which the Company conducts its operations (the “Operating Partnership”), has commenced a tender offer (the “Offer”) to purchase for cash up to an aggregate principal amount of $100,000,000 (the “Tender Cap”) of its outstanding 3.20% Notes due 2021 (the “Notes”).

The following table sets forth some of the terms of the Offer:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (Principal Amount)	Reference U.S. Treasury Security	Bloomberg Reference Page (1)	Fixed Spread (basis points)	Early Tender Premium (per $1,000) (2)
3.20% Notes due 2021	431282 AN2	$300,000,000	$100,000,000	2.375% UST due 4/15/2021	FIT3	20 bps	$30.00

(1)	The applicable page on Bloomberg from which the Dealer Manager will quote the bid-side price of the reference U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.
(2)
The Total Consideration (as defined below) for Notes validly tendered prior to or at the Early Tender Deadline (as defined below) and accepted for purchase is calculated using the Fixed Spread (as specified above) and is inclusive of the Early Tender Premium (as defined below).

The Offer is being made upon, and is subject to, the terms and conditions set forth in the offer to purchase, dated July 30, 2020 (the “Offer to Purchase”). The Offer will expire at 12:00 midnight, New York City time, at the end of August 26, 2020, unless extended or earlier terminated by the Operating Partnership (the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to, but not after, 5:00 p.m., New York City time, on August 12, 2020 (the “Early Tender Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.
The total consideration (the “Total Consideration”) paid in the Offer for Notes that are validly tendered and not withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield to maturity of the Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase and will include an early tender

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premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 10:00 a.m., New York City time, on August 13, 2020, unless extended by the Operating Partnership (the “Tender Offer Price Determination Date”).
Tenders of Notes will be accepted only in principal amounts equal to $2,000 or integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Notes must continue to hold Notes in at least the minimum authorized denomination of $2,000 in principal amount.
Payments for Notes purchased will include accrued and unpaid interest from, and including, the most recent interest payment date for the Notes to, but excluding, the applicable settlement date. The settlement date for Notes that are validly tendered on or prior to the Early Tender Deadline (the “Early Settlement Date”) is expected to be August 14, 2020, subject to all conditions to the Offer having been either satisfied or waived by the Operating Partnership. The settlement date for the Notes that are tendered following the Early Tender Deadline but on or prior to the Expiration Date is expected to be August 28, 2020 (the “Final Settlement Date”), subject to all conditions to the Offer having been either satisfied or waived by the Operating Partnership, assuming Notes having an aggregate principal amount equal to the Tender Cap are not purchased on the Early Settlement Date.
Subject to the Tender Cap and proration, all Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted before any Notes validly tendered after the Early Tender Deadline. Even if the Offer is not fully subscribed as of the Early Tender Deadline, subject to the Tender Cap, Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to Notes validly tendered following the Early Tender Deadline.
Notes may be subject to proration if the aggregate principal amount of the Notes validly tendered and not validly withdrawn is greater than the Tender Cap. Furthermore, if the Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following such Early Tender Deadline will not have any of their Notes accepted for purchase.
The Offer is subject to the satisfaction or waiver of certain conditions, including a financing condition, as more fully set forth in the Offer to Purchase. There can be no assurance such conditions will be satisfied. The Offer is not subject to a minimum tender condition.
Information Related to the Offer
The Offer to Purchase is being distributed to holders beginning today. Wells Fargo Securities, LLC is serving as the dealer manager for the Offer. Investors with questions regarding the Offer may contact Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (toll-free) or liabilitymanagement@wellsfargo.com.
None of the Company or its board of directors, the Operating Partnership, the dealer manager, the tender and information agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Offer, and neither the Operating Partnership nor any such other person has authorized any person to make any such

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recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Offer does not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful. The full details of the Offer, including complete instructions on how to tender the Notes, are included in the Offer to Purchase. Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling (212) 269-5550 (collect, for banks and brokers) or (800) 628-8532 (toll-free, for all others), or by email to hiw@dfking.com.
About Highwoods
Highwoods Properties, Inc., headquartered in Raleigh, is a publicly-traded (NYSE:HIW) real estate investment trust (“REIT”) and a member of the S&P MidCap 400 Index. The Company is a fully-integrated office REIT that owns, develops, acquires, leases and manages properties primarily in the best business districts (BBDs) of Atlanta, Charlotte, Nashville, Orlando, Pittsburgh, Raleigh, Richmond and Tampa.  For more information about Highwoods, please visit our website at www.highwoods.com.
Forward-Looking Statements
Some of the information in this press release may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects such as the following: the Company’s ability to complete the Offer and reduce its outstanding debt within expected time-frames or at all, and other risks and uncertainties described in the Offer to Purchase. You can identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that our plans, intentions or expectations will be achieved.
When considering such forward-looking statements, you should keep in mind important factors that could cause our actual results to differ materially from those contained in any forward-looking statement. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the potential adverse effect of the COVID-19 pandemic, and federal, state, and/or local regulatory guidelines and private business actions to control it, on our financial condition, operating results and cash flows, our customers, the real estate market in which we operate, the global economy and the financial markets. The extent to which the COVID-19 pandemic impacts us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic and the resulting economic recession and potential changes in customer behavior, among others.
Additional factors, many of which may be influenced by the COVID-19 pandemic, that could cause actual outcomes or results to differ materially from those indicated in these statements include: the financial condition of our customers could deteriorate or further worsen; our assumptions regarding potential losses related to customer financial difficulties due to the COVID-19 pandemic could prove incorrect; counterparties under our debt instruments, particularly our revolving credit facility, may attempt to avoid their obligations thereunder, which, if successful, would reduce our available liquidity; we may not be able to lease or re-lease second generation space, defined as

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previously occupied space that becomes available for lease, quickly or on as favorable terms as old leases; we may not be able to lease newly constructed buildings as quickly or on as favorable terms as originally anticipated; we may not be able to complete development, acquisition, reinvestment, disposition or joint venture projects as quickly or on as favorable terms as anticipated; development activity in our existing markets could result in an excessive supply relative to customer demand; our markets may suffer declines in economic and/or office employment growth; unanticipated increases in interest rates could increase our debt service costs; unanticipated increases in operating expenses could negatively impact our operating results; we may not be able to meet our liquidity requirements or obtain capital on favorable terms to fund our working capital needs and growth initiatives or repay or refinance outstanding debt upon maturity; and the Company could lose key executive officers.
This list of risks and uncertainties, however, is not intended to be exhaustive. You should also review the other cautionary statements we make in “Business - Risk Factors” set forth in our 2019 Annual Report on Form 10-K and “Risk Factors” in our second quarter 2020 Quarterly Report on Form 10-Q, and subsequent filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements to reflect any future events or circumstances or to reflect the occurrence of unanticipated events.